EXHIBIT 99
                                                                      ----------

                             Joint Filer Information


Name:    Arete Corporation
Address: P.O. Box 1299, Center Harbor, NH 03226
Designated Filer:        Robert W. Shaw, Jr.
Issuer and Ticker Symbol:           Evergreen Solar, Inc. (ESLR)
Date of Event Requiring Statement:  June 4, 2003

Signature:  ARETE CORPORATION


            By: /s/ Robert W. Shaw, Jr.
                ----------------------------------------
                Name:  Robert W. Shaw, Jr.
                Title:  President